Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-216178) of bluebird bio, Inc.,
(2)

Registration Statement (Form S-8 No. 333-189560) pertaining to the Second Amended and Restated 2002 Employee, Director and Consultant Plan, 2010 Stock Option and Grant Plan, 2013 Stock Option and Incentive Plan, and 2013 Employee Stock Purchase Plan of bluebird bio, Inc., and

(3)	Registration Statement (Form S-8 Nos. 333-194340, 333-202283, 333-209715 and 333-216179) pertaining to the 2013 Stock Option and Incentive Plan of bluebird bio, Inc.;

of our reports dated February 21, 2018, with respect to the consolidated financial statements of bluebird bio, Inc. and the effectiveness of internal control over financial reporting of bluebird bio, Inc., included in this Annual Report (Form 10-K) of bluebird bio, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 21, 2018